UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2008
______________________________

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26025	76-0588680
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2925 Briarpark, Suite 1050 Houston, Texas 77042 (Address of principal executive offices, including ZIP code)
(713) 499-6200 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of  the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On April 11, 2008, the Board of Directors of U.S. Concrete, Inc. approved an amendment to U.S. Concrete’s 1999 Incentive Plan to allow the Compensation Committee of the Board to provide for vesting of restricted shares awarded pursuant to such plan earlier than three years, if provided in a written employment or severance agreement between U.S. Concrete and such employee, upon termination of such employee’s employment by U.S. Concrete without cause or termination of such employee’s employment by such employee for good reason or good cause. The foregoing description is only a summary of the amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the terms of Amendment No. 6 to 1999 Incentive Plan of U.S. Concrete, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and are hereby incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Exhibit
10.1	Amendment No. 6 to 1999 Incentive Plan of U.S. Concrete, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: April 14, 2008	By:	/s/ Robert D. Hardy
Robert D. Hardy
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
10.1	Amendment No. 6 to 1999 Incentive Plan of U.S. Concrete, Inc.